As filed with the Securities and Exchange Commission on March 30, 2017

Registration No. 333-190300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-190300

Azure Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	46-2627595 (IRS Employer Identification No.)

12377 Merit Drive, Suite 300 Dallas, Texas	75251
(Address of Principal Executive Offices)	(Zip Code)

Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan

(Full title of the plan)

Roy E. Bertolatus

General Counsel

Azure Midstream Partners, LP

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(972) 674-5200

(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Azure Midstream Partners, LP (the “Partnership”), deregisters all securities remaining unsold under the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-8 (No. 333-190300), pertaining to the registration of 1,750,000 common units representing limited partner interests (“Units”), issuable under the Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan, filed with the Commission on August 1, 2013.

As previously disclosed, on January 30, 2017, Azure Midstream Partners GP, LLC, the general partner of the Partnership, the Partnership, and the Partnership’s direct and indirect subsidiaries, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

In view of the Bankruptcy Court’s order on March 15, 2017, approving the sale of substantially all of the assets of the debtors, and in anticipation of the approval and effectiveness pursuant to an order of the Bankruptcy Court of a plan of liquidation, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Partnership hereby removes from registration all Units registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 30, 2017.

AZURE MIDSTREAM PARTNERS, LP

By: Azure Midstream Partners GP, LLC, its General Partner

By:	/s/ I.J. “Chip” Berthelot
Name: I.J. “Chip” Berthelot
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated on the dates set forth below.

Date	Signature	Title*

March 30, 2017	/s/ I.J. “Chip” Berthelot	President, Chief Executive Officer, and Director
	I.J. “Chip” Berthelot	(Principal Executive Officer)

March 30, 2017	/s/ Amanda Bush	Chief Financial Officer
	Amanda Bush	(Principal Financial Officer and Principal Accounting Officer)

March 30, 2017	/s/ James P. Benson	Director
James P. Benson

March 30, 2017	/s/ Jay M. Frisbie	Director
Jay M. Frisbie

March 30, 2017	/s/ Thomas R. Fuller	Director
Thomas R. Fuller

March 30, 2017	/s/ James H. Lytal	Director
James H. Lytal

March 30, 2017	/s/ Mark F. Mulhern	Director
Mark F. Mulhern

March 30, 2017	/s/ Paul G. Smith	Director
Paul G. Smith

March 30, 2017	/s/ Thomas O. Whitener	Director
Thomas O. Whitener

*With Azure Midstream Partners GP, LLC, the general partner of Azure Midstream Partners, LP